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                                                                     EXHIBIT 5.1

Writer's Direct Dial
201-491-3348



                                   May 5, 1998

Unapix Entertainment, Inc.
200 Madison Avenue
24th Floor
New York, New York   10016

RE:      UNAPIX ENTERTAINMENT, INC.
         FORM S-3 REGISTRATION STATEMENT COVERING 2,382,514 SHARES OF COMMON STOCK ("REGISTERED COMMON STOCK")

Gentlemen:

         We have acted as counsel for Unapix Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of the captioned Registration Statement on Form S-3 filed under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). Terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.

         In that connection, we have examined the Certification of Incorporation and By-laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.


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Unapix Entertainment, Inc.
Page 2
May 5, 1998


         2. The shares of the Registered Common Stock have been duly authorized and when issued in accordance with the terms of the respective Common Stock Purchase Warrants or Convertible Notes pursuant to which such shares are issuable, so long as such Warrants and Notes are then outstanding and binding upon the Company in accordance with its terms, will be validly issued, fully paid and non-assessable.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

              By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or are otherwise within the category of persons described in Section 11(a)(4) of the Act.

                                               Very truly yours,



                                               ST. JOHN & WAYNE, L.L.C.